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HERCULES INCORPORATED

                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Hercules Incorporated on Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-62314, 33-65352, 333-38795,
333-38797 and 333-68863) and on Form S-3 (Registration Nos. 333-63423 and
333-29225) of our report dated March 26, 2003, relating to our audits of the consolidated financial statements and financial statement schedules of Hercules Incorporated and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002, which report is included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 31, 2003

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